U.S. DIAGNOSTIC LABS INC. AND SUBSIDIARIES
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EXHIBIT 11
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

                                                                   THREE MONTHS ENDED
                                                                          MARCH 31,
                                                                   1 9 9 6             1 9 9 5
                                                                   -------             -------
Average Shares Outstanding Disregarding
   Dilutive Outstanding Stock Options and
   Warrants and after Adjustments for Shares
   Held in Escrow                                                    6,218,847           4,031,961

Assumed Exercise of all Dilutive and Anti-Dilutive
   Warrants Based on the Modified Treasury Stock
   Method using the Quarter End Price                               11,272,514           4,971,825
                                                               ---------------     ---------------

   FULLY DILUTED SHARES OUTSTANDING                                 17,491,361           9,003,786
                                                               ===============     ===============

   NET INCOME ADJUSTED FOR FULLY DILUTED CALCULATIONS          $     2,736,000     $     1,369,000
                                                               ===============     ===============

   FULLY DILUTED EARNINGS PER SHARE:                           $           .16     $           .15
                                                               ===============     ===============


This calculation is submitted in accordance with Securities Exchange Act of 1934 Release No. 9083 although it is contrary to Para 40 of APB No. 15 because it may produce an anti-dilutive result.

U.S. DIAGNOSTIC LABS, INC. AND SUBSIDIARIES
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EXHIBIT 11
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

                                                                                YEARS ENDED
                                                                               DECEMBER 31,
                                                                         1 9 9 5             1 9 9 4
                                                                         -------             -------
Average Shares Outstanding Disregarding
   Dilutive Outstanding Stock Options and
   Warrants and after Adjustments for Shares
   Held in Escrow                                                          4,996,021                  --

Weighted Average Shares Outstanding Prior
   to October 20, 1994 Initial Public Offering
   [Based on 1,024,010]                                                           --             809,542

Weighted Average Shares Outstanding
   Subsequent to October 20, 1994 [Based on
   1,986,550 Shares Issued in Initial Public
   Offering, including Over-Allotments and
   December 1994 Issuances]                                                       --             518,491
                                                                     ---------------     ---------------

Average Shares Outstanding During Each Year                                4,996,021           1,328,033

Assumed Exercise of all Dilutive and Anti-Dilutive
   Warrants Based on the Modified Treasury Stock
   Method using the Year End Price                                         6,765,406             329,888
                                                                     ---------------     ---------------

   FULLY DILUTED SHARES OUTSTANDING                                       11,761,427           1,657,921
                                                                     ===============     ===============

   NET INCOME [LOSS] ADJUSTED FOR FULLY DILUTED CALCULATIONS         $     7,012,987     $      (533,182)
                                                                     ===============     ===============

   FULLY DILUTED:
     Earnings [Loss] Before Extraordinary Item                       $           .57     $          (.32)
     Extraordinary Item                                                          .03                  --
                                                                     ---------------     ---------------

     NET EARNINGS [LOSS]                                             $           .60     $          (.32)
                                                                     ===============     ===============


This calculation is submitted in accordance with Securities Exchange Act of 1934 Release No. 9083 although it is contrary to Para 40 of APB No. 15 because it produces an antidilutive result.